EXHIBIT 99.1

Contact:
Christopher J. Zyda
Senior Vice President &
Chief Financial Officer
Phone: (415) 217-4500
Email: ir@luminentcapital.com

Luminent Mortgage Capital, Inc. Confirms
Second Quarter Dividend Payment of $0.32 per Share Secure,
Full Compliance with All Financial Covenants,
and Ample Liquidity

SAN FRANCISCO, CA., July 30, 2007/PRNewswire-FirstCall/ — Luminent Mortgage Capital, Inc. (NYSE: LUM) announced today that its second quarter dividend payment of $0.32 per share, payable to stockholders on August 8, 2007, is secure and will not be canceled.

In addition, Luminent confirmed that as of July 30, 2007 it is in full compliance with all its financial covenants. Furthermore, Luminent confirmed that as of July 30, 2007 it had ample liquidity to manage its business.

Luminent reiterated that it is an investor in, and not an originator of, mortgage loans. As such, Luminent is not subject to the loan repurchase risk that is currently impacting certain loan originators. Instead, Luminent purchases high quality mortgage loans from originators, and only after Luminent conducts exhaustive due diligence on each and every loan. As of June 30, 2007, Luminent’s 15,327 of whole loans had a weighted-average FICO score of 715, a weighted-average loan-to-value ratio net of mortgage insurance of 71%, and 86.4% of these loans were on owner-occupied properties.

In addition, Luminent reiterated that it employs a disciplined and sophisticated hedging program for the interest rate and credit risks in its portfolio using Eurodollar futures, interest rate swaps, swaptions, interest rate caps, and by shorting various portions of the ABX indices as well as employing single-name credit default swaps. During the quarter ended June 30, 2007, the strong performance of Luminent’s credit hedges more than offset the income statement and balance sheet impact of mark-to-market pricing and certain impairment charges related to its credit sensitive assets. This strong performance of Luminent’s disciplined hedging program was one of the contributors to the increase in Luminent’s book value per share to $10.05 as of June 30, 2007.

Luminent was formed in April 2003, and its common stock trades on the New York Stock Exchange under the ticker “LUM.” Luminent’s Residential Mortgage Credit strategy invests in mortgage loans purchased from selected high-quality providers within certain established criteria, as well as subordinated mortgage-backed securities that have credit ratings below AAA. Luminent’s Spread strategy invests primarily in US agency and other highly-rated single-family, adjustable-rate and hybrid adjustable-rate mortgage-backed securities and leverages these investments through repurchase agreements and commercial paper. Luminent’s website can be found at http://www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey Luminent’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue,” “estimate,” “intend,” “project,” “believe,” “expect,” “plan,” “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	the effect of the flattening of, or other changes in, the yield curve on our investment strategies;

•	changes in interest rates and mortgage prepayment rates;

•	Luminent’s ability to obtain or renew sufficient funding to maintain its leverage strategies;

•	continued creditworthiness of the holders of mortgages underlying Luminent’s mortgage-related assets;

•	the possible effect of negative amortization of mortgages on Luminent’s financial condition and REIT qualification;

•	the possible impact of Luminent’s failure to maintain exemptions under the 1940 Act;

•	potential impacts of Luminent’s leveraging policies on its net income and cash available for distribution;

•	the power of Luminent’s Board of Directors to change its operating policies and strategies without stockholder approval;

•	effects of interest rate caps on Luminent’s adjustable-rate and hybrid adjustable-rate loans and mortgage backed securities;

•	the degree to which Luminent’s hedging strategies may or may not protect it from interest rate volatility;

•	Luminent’s ability to invest up to 10% of its investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments;

•	volatility in the timing and amount of Luminent’s cash distributions;

•	Luminent’s ability to purchase sufficient mortgages for its securitization business; and

•	the other factors described in Luminent’s Form 10-K, Form 10-Q and Form 8-K reports, including those under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk.”

Luminent cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to Luminent or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, Luminent undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.